As filed with the U.S. Securities and Exchange Commission on June 10, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SouthState Corporation
(Exact name of registrant as specified in its charter)

South Carolina	59-0799315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 First Street South, Suite 202

Winter Haven, FL 33880

(863) 293-4710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Matthews, V

Senior Executive Vice President and Chief Financial Officer

SouthState Corporation

1101 First Street South, Suite 202

Winter Haven, Florida 33880

(863) 293-4710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shane Tintle

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company    ☐

PROSPECTUS

SouthState Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Debt Securities

We may offer and sell, from time to time, in one or more series, shares of our common stock, shares of our preferred stock, depositary shares, warrants to purchase other securities, stock purchase contracts, units consisting of a combination of two or more of these securities, or debt securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is currently listed for trading on the New York Stock Exchange under the symbol “SSB.”

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe beginning on page 3 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency.

None of the Securities and Exchange Commission, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 10, 2025.

TABLE OF CONTENTS

Prospectus

Unless the context requires otherwise, references to “SouthState,” the “Company,” “we,” “us,” “our,” “registrant” or similar references mean SouthState Corporation and its subsidiaries. References to the “Bank” means SouthState Corporation’s wholly owned subsidiary, SouthState Bank, National Association, a national banking association.

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About This Prospectus

This prospectus is a part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, depositary shares representing interests in preferred stock, warrants, stock purchase contracts, units and debt securities in one or more offerings up to an indeterminate total dollar amount. The preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or equity securities issued by one or more other entities.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information” below. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date given in the document incorporated by reference.

We have not authorized anyone else to provide you with any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement or to make any representations other than as contained in this prospectus or the applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. See “Plan of Distribution” below.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available at no cost all of our reports filed electronically with the SEC through the investor relations page of our website at www.SouthStateBank.com. Except for those SEC filings incorporated by reference in this prospectus or the accompanying prospectus supplement, none of the other information on our website is part of this prospectus or the accompanying prospectus supplement or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost. Requests should be sent to SouthState Corporation, Attention: Corporate Secretary, 1101 First Street South, Winter Haven, Florida 33880.

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is an important part of this prospectus and the accompanying prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus or the accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or the accompanying prospectus supplement to the extent that a statement contained in this prospectus or the accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus or the accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.

This prospectus and the accompanying prospectus supplement incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the securities described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 (including portions of our Definitive Proxy Statement for our 2025 Annual Meeting of Shareholders filed with the SEC on March 11, 2025, to the extent specifically incorporated by reference in such Form 10-K);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 2, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2025 (excluding Item 7.01, Exhibit 99.1 and Exhibit 99.2), January 13, 2025, January 23, 2025 (Item 8.01 only), February 12, 2025, March 6, 2025, April 23, 2025 (excluding our Current Report on Form 8-K furnished on April 23, 2025 that includes information under Item 7.01 and related exhibits) and April 24, 2025 (Item 8.01 only), and our Current Report on Form 8-K/A filed with the SEC on March 5, 2025; and

•	the description of our common stock set forth in the Current Report on Form 8-K filed with the SEC on March 7, 2018, including any amendment or report filed for the purpose of updating such description.

Special Note Concerning Forward-Looking Statements

This prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus or the applicable prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are based on, among other things, management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and our acquisition of Independent Bank Group, Inc. (“Independent”) in all-stock merger transaction. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution readers that forward-looking statements are subject to certain risks, uncertainties and assumptions that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

Risks relating to our Business and Business Strategy

•	Economic volatility risk, as a result of monetary, fiscal, and trade law policies, such as tariffs, and inflation, potentially resulting in higher rates, deterioration in the credit markets, inflation, greater than expected noninterest expenses, excessive loan losses, and other negative consequences, or on the other hand, lower rates, which also may have other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions;

•	Risks relating to the merger and integration of SouthState and Independent, including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) the risk that the integration of Independent’s operations into SouthState’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate Independent’s businesses into SouthState’s businesses, (iii) the amount of the costs, fees, expenses and charges related to the merger, (iv) the risk of deposit attrition, client loss or revenue loss that may be greater than anticipated, and (v) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger;

•	Risks related to the ability of the Company to pursue its strategic plans which depend upon certain growth goals in our lines of business which are dependent on a variety of factors including economic conditions in the U.S. and globally, geopolitical factors including tariffs, competition, and the regulatory environment;

•	Interest rate risk and a decrease in our net interest income primarily resulting from our inability to effectively manage the risk, and its impact on the Bank’s earnings, including from the correspondent and mortgage divisions, housing demand and changes in mortgage conditions, the market value of the Bank’s loan and securities portfolios, and the market value of SouthState’s equity;

•	Inflationary risks negatively impacting our business and profitability, earnings and budgetary projections, or demand for our products and services;

•	Risks related to the costs of funds and our profitability and liquidity, and changes in our deposit mix and growth;

•	Compliance, reputational and operational risks related to implementing new lines of business or new products and services and our failure to successfully manage such risks;

•	The impact of increasing digitization of the banking industry and movement of customers to on-line platforms, and the possible impact on the Bank’s results of operations, customer base, expenses, suppliers and operations;

•	Risks related to the potential deterioration in real estate values and other adverse changes in mortgage conditions, higher risks inherent in a loan portfolio that includes commercial real estate loans, environmental risks in our lending activities, and risks that appraisals used in deciding whether to make a loan that is secured by real estate not ensuring the value of the real property collateral;

•	Risks related to (i) our ability to effectively manage credit risk, interest rate risk and liquidity risk affecting the Bank’s ability to meet its obligations when they come due; and (ii) an obligor’s failure to meet the terms of any contract with the Bank or otherwise fail to perform as agreed under the terms of any loan-related document;

•	The results of our most recent stress tests not accurately predicting the impact on our financial condition if the economy were to deteriorate;

•	The impact of the Current Expected Credit Loss standard, merger activity, and global events on our allowance for credit losses;

•	Risks related to maintaining adequate levels of capital to support our operations and the availability of additional capital when needed due to our size and continued pace of growth;

•	Controls and procedures risk, including the potential failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures;

•	Reputational and operational risks associated with sustainability, stewardship and governance matters, including the impact of state legislation and inconsistent federal and state regulatory guidance and regulation;

•	Risks related to losses arising from errors, omissions or fraudulent behavior by employees, clients, counterparties and third parties;

•	Increased risk from the adoption and use of artificial intelligence tools by us and our third party vendors and service providers, including risk of errors, omissions, unfair treatment or fraudulent behavior by our employees, clients, counterparties or other third parties;

•	Risks related to our reliance on and our ability to retain our culture and attract, retain, develop, and motivate qualified and highly skilled personnel as we grow and are located in new markets, and being able to offer competitive salaries and benefits, including flexibility of working remotely or in the office;

•	Cybersecurity risk related to the dependence of SouthState on internal computer systems and the technology of outside service providers, as well as the potential impacts of internal or external security breaches, which may subject the Company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events;

•	Transaction risk arising from problems with service or product delivery, and strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•	Reputation risk that adversely affects earnings or capital arising from negative public opinion including the effects of social media on market perceptions of us and banks generally;

•	Operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;

•	Risks related to unexpected outflows of uninsured deposits requiring us to sell investment securities at a loss, price risks focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios, and the loss of value of our investment portfolio negatively impacting market perceptions of us, possibly resulting in deposit withdrawals;

•	Risks relating to consumers opting not to use banks to complete their financial transactions; and

•	Reputational risk and possible higher than estimated reduced revenue from previously announced or proposed regulatory changes in the Bank’s consumer programs and products.

Risks relating to the Regulatory Environment

•	Risks related to the heightened expectations of regulatory agencies exposing the Company to regulatory enforcement actions and civil penalties which could have an adverse material impact on the Company’s business, financial condition, operations and reputation and could jeopardize the Company’s ability to pursue acquisition opportunities;

•	Regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums, the impact of special FDIC assessments, the effects of Consumer Financial Protection Bureau regulations or other guidance, changes in policies and standards for regulatory review of bank mergers, challenges to our income tax provision following changes to tax laws, regulations or interpretations, and the possibility of changes in accounting standards, policies, principles and practices;

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•	Compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards, and contractual obligations regarding data privacy and cybersecurity; and

•	Risks relating to the legal, regulatory and supervisory environment, including periodic examination and scrutiny by a number of banking agencies and any adjustments to our business resulting from such examinations, changes in financial services legislation and capital regulatory requirements, regulations policies or government officials or other personnel.

Risks relating to our Common Stock

•	Risks related to state law and provisions in our articles of incorporation or bylaws that make it more difficult for another company to purchase us; and

•	Risks related to: (i) shares of our Common Stock not being insured deposits and losing value; (ii) future capital needs resulting in dilution of shareholder investment, (iii) our ability to pay dividends which is subject to legal and regulatory limitations as well as the discretion of the board of directors of SouthState, SouthState’s performance and other factors; (iv) dilution in our common stock resulting from issuing stock as consideration in a potential merger or acquisition, future capital needs, or increased trading volume in our common stock in the public market; (v) rights of our holders of our junior subordinated debentures that are senior to those of our common shareholders; (vi) volatility of our stock price stock that may or may not reflect economic condition or performance of SouthState; and (vii) our institutional shareholders, exercising significant influence over us and having interests that differ from our other shareholders.

Risks relating to Economic Conditions and Other Outside Forces

•	Geopolitical and economic risks and market volatility associated with the political and economic environment and uncertainty surrounding the potential legal, regulatory, and policy changes resulting from a new U.S. presidential administration, changes in the fiscal and monetary policies of the federal government and its agencies, and changes to and instability in global economic conditions and geopolitical matters, including as a result of possible tariffs or other trade disruptions;

•	Risks related to a slowdown in economic growth or a resumption of recessionary economic conditions impacting inflationary pressures and interest rates to dampen demand could adversely affect consumer confidence, loan payment patterns, and our charge-offs and the provision for credit losses;

•	Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;

•	The impact of competition with other financial institutions, including deposit and loan pricing pressures and the resulting impact, including as a result of compression to net interest margin;

•	Catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events, and the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on SouthState and its customers and other constituencies; and

•	Risks that lawsuits, legal proceedings, information-gathering requests, investigations, and proceedings by governmental and self-regulatory agencies result in significant civil or criminal penalties, including monetary penalties, damages, adverse judgments, settlements, fines, injunctions, restrictions on the way the Company and the Bank conduct their business, or reputational harm.

All forward looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements and we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 in connection with any such statement. We do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. There is no assurance that future results, levels of activity, performance or goals will be achieved.

For additional information that you should consider carefully in evaluating these forward-looking statements, see the section entitled “Risk Factors” on page 3 of this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2024, as such discussion may be amended or updated by other reports filed by us with the SEC.

SouthState Corporation

Overview

SouthState Corporation is a financial holding company headquartered in Winter Haven, Florida, and was incorporated under the laws of South Carolina in 1985. We provide a wide range of banking services and products to our customers through our Bank. The Bank operates SouthState|Duncan-Williams Securities Corp. (“SouthState|Duncan-Williams”), a registered broker-dealer headquartered in Memphis, Tennessee that serves primarily institutional clients across the U.S. in the fixed income business. The Bank also operates SouthState Advisory, Inc., a wholly-owned registered investment advisor, and Private Capital Management, also a wholly-owned registered investment advisor which it acquired through the Independent acquisition completed on January 1, 2025. The Bank, through its Corporate Billing Division, provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers nationwide. In 2023, the Bank formed SSB First Street Corporation, an investment subsidiary headquartered in Wilmington, Delaware, to hold tax-exempt municipal investment securities as part of the Bank’s investment portfolio. The holding company also owns SSB Insurance Corp., a captive insurance subsidiary pursuant to Section 831(b) of the U.S. Tax Code.

We also operate a correspondent banking and capital markets division within our national bank subsidiary, of which the majority of its bond salesmen, traders and operational personnel are housed in facilities located in Atlanta, Georgia, Memphis, Tennessee, Walnut Creek, California, and Birmingham, Alabama. This division’s primary revenue generating activities are related to its capital markets division, which includes commissions earned on fixed income security sales, fees from hedging services, loan brokerage fees and consulting fees for services related to these activities; and its correspondent banking division, which includes spread income earned on correspondent bank deposits (i.e., federal funds purchased) and correspondent bank checking account deposits and fees from safe-keeping activities, bond accounting services for correspondents, asset/liability consulting related activities, international wires, and other clearing and corporate checking account services.

At March 31, 2025, we had $65.1 billion in assets and 6,405 full-time equivalent employees. Through our Bank branches, ATMs and online banking platforms, we provide our customers with a wide range of financial products and services, through an eight-state footprint in Alabama, Colorado, Florida, Georgia, North Carolina, South Carolina, Texas, and Virginia. These financial products and services include deposit accounts such as checking accounts, savings and time deposits of various types, safe deposit boxes, bank money orders, wire transfer and ACH services, brokerage services and alternative investment products such as annuities and mutual funds, trust and asset management services, loans of all types, including business loans, agriculture loans, real estate-secured (mortgage) loans, personal use loans, home improvement loans, automobile loans, manufactured housing loans, boat loans, credit cards, letters of credit, home equity lines of credit, treasury management services, and merchant services.

We have pursued, and continue to pursue, a growth strategy that focuses on organic growth, supplemented by acquisitions of select financial institutions, or branches in certain market areas.

Recent Events

Independent Merger

On January 1, 2025, the Company acquired Independent, a Texas-based corporation, the bank holding company for Independent Bank, doing business as Independent Financial, in an all-stock transaction. Pursuant to the Agreement and Plan of Merger dated May 17, 2024, shareholders of Independent received 0.60 shares of the Company’s common stock in exchange for each share of Independent stock resulting in the Company issuing 24,858,731 shares of its common stock. In total, the purchase price for Independent was $2.5 billion.

Change in Domicile

Our Board of Directors and our shareholders have approved to change the Company’s domicile from the State of South Carolina to the State of Florida (the “Re-domiciliation”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Domicile Merger Agreement”). We will effect the Re-domiciliation by forming a new, wholly owned subsidiary of the Company under the laws of the State of Florida (“SouthState-FL”) and then merging the Company with and into SouthState-FL, with SouthState-FL surviving the merger (the “Domicile Merger”) as provided in the South Carolina Business Corporation Act and the Florida Business Corporation Act, pursuant to the terms of the Domicile Merger Agreement. Approval of the Domicile Merger also constituted approval of the Domicile Merger Agreement. The Re-domiciliation will not result in a material change in our business, management, assets, liabilities, or net worth. The Domicile Merger will become effective upon the filing of the requisite merger documents in South Carolina and Florida, which is expected to occur in the third quarter of 2025. Our Board of Directors, however, may determine to abandon the Domicile Merger even after approval by our shareholders.

Corporate Information

Our principal executive offices are located at 1101 First Street South, Suite 202, Winter Haven, Florida 33880. Our telephone number is (863) 293-4710 and our website is www.SouthStateBank.com. The information on our website is not part of this prospectus.

Risk Factors

Investing in our securities involves risk. Before investing in our securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein as set out in the section entitled “Where You Can Find More Information,” including, in particular, the matters, risks, uncertainties and assumptions described under the caption “Risk Factors” included herein and therein. For information regarding documents incorporated by reference in this prospectus and any prospectus supplement, see “Where You Can Find More Information.”

Use of Proceeds

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement, which may include general corporate purposes.

Plan of Distribution

 We may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to official notice of issuance.

Each issue of a new series of preferred stock, depositary shares, warrants, stock purchase contracts, units or debt securities will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of preferred stock, depositary shares, warrants, stock purchase contracts, units or debt securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time, all as described in the prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

Description of Capital Stock

General

We have 160,000,000 shares of authorized common stock, $2.50 par value per share, and 10,000,000 shares of authorized preferred stock, par value $0.01 per share. As of March 31, 2025, we had 101,479,065 shares of common stock issued and outstanding and we had no shares of preferred stock issued and outstanding.

This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), each of which is filed with this prospectus. We encourage you to read our Articles of Incorporation and our Bylaws, which are incorporated herein by reference, and the applicable provisions of the South Carolina Business Corporation Act.

Pursuant to the provisions of the South Carolina Business Corporation Act, any outstanding shares of capital stock of the Company reacquired by it would be considered authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for general purposes, including, but not limited to, the possible issuance as stock dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, stock purchase plans, public or private offerings, or our equity compensation plans. Except as may be required to approve a merger or other transaction in which additional authorized shares of common stock would be issued, no shareholder approval will be required for the issuance of those shares.

Common Stock

General

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. All outstanding shares of our common stock are validly issued, fully paid and non-assessable. Our common stock is currently listed for trading on the New York Stock Exchange under the symbol “SSB.”

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of preferred stock.

There is no cumulative voting in the election of directors. The holders of a plurality of the votes cast by our common shareholders at a meeting in which a quorum is present can elect all of the directors then standing for election.

When a quorum is present at any meeting, matters other than the election of directors will generally be approved if the votes cast in favor of the matter exceed the votes against the matter, except with respect to matters requiring the vote of a greater number of affirmative votes under applicable South Carolina law or our Articles of Incorporation.

Our Articles of Incorporation, Bylaws and the South Carolina Business Corporation Act provide certain provisions that may limit shareholders’ ability to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation and Bylaws Provisions.”

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends if, as and when declared by our board of directors, subject to compliance with limitations imposed by law, from funds legally available for the payment of dividends. If we issue preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends in the event of our liquidation or dissolution.

Our common shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for our common stock is Computershare, Inc.

Preferred Stock

Our board of directors, without shareholder approval, is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. Our board of directors is also authorized to fix, before the issuance thereof, the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock. Accordingly, our board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.

The creation and issuance of any additional series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend on, among other things, our future capital needs, then existing market conditions and other factors that, in the judgment of our board of directors, might warrant the issuance of preferred stock.

No shares of preferred stock are issued and outstanding as of March 31, 2025.

Anti-Takeover Effects of Certain Articles of Incorporation and Bylaws Provisions

Our Articles of Incorporation and Bylaws, in addition to the South Carolina Business Corporation Act, contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. Several of these provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our board of directors.

The following description of certain provisions of our Articles of Incorporation and Bylaws that may have anti-takeover effects is a summary only and is subject to, and is qualified by reference to, applicable provisions of our Articles of Incorporation and our Bylaws as well as applicable provisions of the South Carolina Business Corporation Act.

Supermajority Vote Required for Removal of Directors

Our Articles of Incorporation provide that a director may be removed with or without cause by the affirmative vote of the holders of at least 80% of our outstanding common shares.

Factors to be Considered in Certain Transactions

Our Articles of Incorporation provide that, when evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of our assets, the board of directors shall consider the interests of our employees and the community or communities in which we and our subsidiaries do business in addition to the interest of our shareholders.

Supermajority Vote Required if the Board Does not Recommend in Favor of Certain Transactions

Our Articles of Incorporation provide that a merger, exchange or consolidation of the Company with, or the sale, exchange or lease of all or substantially all of our assets to, any person or entity (referred to herein as a “Fundamental Change”), must be approved by the holders of at least 80% of our outstanding voting common stock if the board of directors does not recommend a vote in favor of the Fundamental Change. In addition, the Articles of Incorporation further provide that a Fundamental Change involving a shareholder that owns or controls 20% or more of our common shares at the time of the proposed transaction (a “Controlling Party”) must be approved by the holders of at least (i) 80% of our outstanding common shares, and (ii) 67% of our outstanding common shares held by shareholders other than the Controlling Party, unless (x) the transaction has been recommended to the shareholders by a majority of the entire board of directors or (y) the consideration per share to be received by our shareholders generally is not less than the highest price per share paid by the Controlling Party in the acquisition of its holdings of our common stock during the preceding three years (which we sometimes refer to as the “fair price” provision). The approval by the holders of at least 80% of our outstanding common shares is required to amend or repeal these provisions contained in our Articles of Incorporation. If the 80% and 67% vote requirements described above do not apply because the board of directors recommends the transaction or the consideration satisfies the fair price provision, as applicable, then pursuant to the provisions of the South Carolina Business Corporation Act, the Fundamental Change generally must be approved by two-thirds of the votes entitled to be cast with respect thereto. A special or annual shareholders meeting called to consider a vote in favor of a merger or consolidation of the Company with, or a sale, exchange or lease of substantially all of the assets of the Company to, any person or entity, which is not recommended by our board of directors, must have in attendance in person or by proxy holders of 80% of the common shares outstanding and entitled to vote for a quorum for the conduct of business to exist.

Supermajority Vote Required for Certain Amendments to the Articles of Incorporation

Our Articles of Incorporation include a requirement that a change to our Articles of Incorporation relating to the structure of our board of directors or to certain other specified provisions that could have anti-takeover effects (including provisions relating to issuing our capital stock; the approval of certain business combinations not approved by our board of directors; and amendments to our Bylaws by shareholders) must be approved by the affirmative vote of holders of 80% of the common shares outstanding and entitled to vote.

Amendments to Bylaws by the Board of Directors or a Supermajority of Shareholders

Our Bylaws may be amended either by a majority of the entire board of directors of the Company or by a vote of the holders of at least 80% of our outstanding common shares entitled to vote.

Action by Written Consent of the Shareholders Would Require Unanimous Consent

Under our Bylaws, the Company’s shareholders may act without a shareholder meeting by written consent. However, under the South Carolina Business Corporation Act, such a written consent must set forth the action so taken and be signed by the holders of all our outstanding shares entitled to vote upon such action or their attorneys-in-fact or proxy holders.

Limitation of Personal Liability of Officers and Directors

Our Articles of Incorporation provide for the elimination or limitation of director liability for monetary damages to the maximum extent allowed by South Carolina law.

Indemnification of Directors and Officers and Insurance

Our Bylaws provide for the indemnification of any current and former directors to the fullest extent authorized by law. We may advance reasonable expenses to directors, provided that if required by law, such advancement of expenses shall only be made if the director seeking such advancement provides us with a written affirmation of his or her good faith belief that he or she met the standard of conduct required by law and a written undertaking to repay the advance if it is ultimately determined that he or she did not meet that standard of conduct. Our Bylaws further provide that we may, to the extent authorized from time to time by our board of directors, grant rights of indemnification and the advancement of expenses to any officer, employee or agent of the Company consistent with the other provisions of our Bylaws concerning the indemnification and advancement of expenses to our directors.

Our Bylaws provide that we may maintain insurance, at our expense, to protect us and any director, officer, employee or agent of ours or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under applicable law.

Authorized but Unissued Preferred Stock

The authorization of the preferred stock could have the effect of making it more difficult or time-consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change in control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change in control and of increasing the consideration ultimately paid to our shareholders. Our board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if our board of directors were to issue additional common stock for such purposes.

Business Combinations with Interested Shareholders

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions, but it does not apply to corporations whose Articles of Incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such an opt-out provision, though our Articles of Incorporation could be amended to include such an opt-out provision.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws establish advance notice procedures with regard to shareholder proposals. Our Bylaws generally provide that, in connection with an annual meeting of shareholders, a shareholder generally must submit notice of such shareholder’s proposal or director nominations not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting. In connection with any such notice, a shareholder must provide certain information, including: (i) the shareholder’s name and address; (ii) information about the shareholder’s stock ownership in the Company and certain interests and relationships; (iii) a description of the business the shareholder desires to bring before the meeting if the notice relates to business other than the nomination of directors; and (iv) information with respect to the proposed director nominees if the business relates to the nomination of directors. We may reject a shareholder proposal that is not made in accordance with the procedures set forth in our Bylaws. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on our board of directors or propose other business to be brought before an annual meeting.

Exclusive Forum Provision

Our Bylaws contain an exclusive forum provision. Under such provision, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or its shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the South Carolina Business Corporation Act or our Articles of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of South Carolina (or, if no state court located within the State of South Carolina has jurisdiction, the federal district court for the District of South Carolina). This exclusive forum bylaw is intended to assist us in avoiding costly and unnecessary sometimes lawyer-driven litigation, where multiple lawsuits are being filed in multiple jurisdictions regarding the same matter. By limiting the ability of third parties and our shareholders to file lawsuits relating to intracorporate disputes in the forum of their choosing, this exclusive forum bylaw could increase the costs to a plaintiff of bringing such a lawsuit and could have the effect of deterring such lawsuits, which could include potential takeover-related lawsuits.

Restrictions on Ownership

The federal Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank, or for a merger or consolidation of a bank holding company with another bank holding company. The federal Change in Bank Control Act also requires notice to the regulatory agencies when a person or a company (other than a bank holding company) acquires 10% or more of any class of voting securities of us. Any company that directly or indirectly or acting through one or more other persons owns, controls, or has power to vote 25% or more of our common stock, that controls in any manner the election of a majority of our directors, or that otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the federal Bank Holding Company Act.

Description of Depositary Shares

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to, the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Description of Warrants

General

We may issue warrants in one or more series to purchase common stock, preferred stock, depositary shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.

Description of Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with the maturity of the equity contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the stock purchase contracts.

Description of Units

We may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Description of Debt Securities

The debt securities will constitute either senior or subordinated debt of SouthState. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in the prospectus supplement relating to any series of senior or subordinated debt securities being offered the specific terms of such series, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, as to matters governed by South Carolina law, V. Nicole Comer, Senior Vice President and Deputy General Counsel, and as to matters governed by New York law, Davis Polk & Wardwell LLP, will pass upon the validity of the securities on our behalf. As of June 10, 2025, Ms. Comer beneficially owned shares of SouthState common stock representing less than 1% of the total outstanding shares of SouthState common stock. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

Experts

The consolidated financial statements of SouthState Corporation as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, appearing in SouthState Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of SouthState Corporation’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SouthState Corporation for the year ended December 31, 2022 appearing in SouthState Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Independent Bank Group, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three (3)-year period ended December 31, 2024, incorporated in this registration statement by reference from SouthState Corporation’s Current Report on Form 8-K/A filed with the SEC on March 5, 2025, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby other than underwriting discounts and commissions:

Registration Statement filing fees	$(1)
Listing fees and expenses	(2)
Blue Sky fees and expenses	(2)
Printing fees	(2)
Registrar and Transfer Agents’, and Depositaries’ fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Pursuant to the South Carolina Business Corporation Act, a South Carolina corporation has the power to indemnify its directors and officers provided that they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in the South Carolina Business Corporation Act. Under the South Carolina Business Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer, against reasonable expenses incurred by the director or officer in connection with the proceeding. Our Articles of Incorporation do not contain any such limitations. The South Carolina Business Corporation Act permits a corporation to pay for or reimburse reasonable expenses in advance of final disposition of an action, suit or proceeding only upon (i) the director’s certification that he or she acted in good faith and in the corporate interest (or not opposed thereto), (ii) the director furnishing a written undertaking to repay the advance if it is ultimately determined that he or she did not meet this standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the South Carolina Business Corporation Act.

Under the South Carolina Business Corporation Act, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Sections 33-8-300 and 33-8-330 of the South Carolina Business Corporation Act are applicable; or (iv) in the case of conduct in an individual’s official capacity, conduct was not in the corporation’s best interests or, in all other cases, conduct was opposed to the corporation’s best interests.

Under our Bylaws, each of our directors and officers has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director or officer in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law.

Under Article VII of our Bylaws, each of our directors and officers has the right to be indemnified by us to the maximum extent permitted by law against (i) reasonable expenses incurred in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding seeking to hold the director liable by reason of his or her actions in such capacity and (ii) reasonable payments made by the director or officer in satisfaction of any judgment, money decree, fine, penalty or settlement for which he or she became liable in such action, suit or proceeding. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law. Article VII also provides that our Board of Directors may grant to employees and other agents indemnification rights to the fullest extent the Company grants such rights to its directors and officers. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

Our Bylaws further provide that notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. Pursuant to the South Carolina Business Corporation Act, on receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); or (ii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 33-8-300 of the South Carolina Business Corporation Act or was adjudged liable to the corporation under Section 33-8-510(d) of the South Carolina Business Corporation Act, in which case indemnification is limited to reasonable expenses incurred.

The South Carolina Business Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. Pursuant to such authority and the authority granted in Section VII of our Bylaws, the Company has purchased directors and officers liability insurance although there is no assurance that the Company will maintain such insurance or, if so, the amount of insurance that it will so maintain.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Securities.*

2.1	Agreement and Plan of Merger, dated as of May 17, 2024, by and between Independent Bank Group, Inc. and SouthState Corporation (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-12669 dated May 20, 2024).

3.1	Amended and Restated Articles of Incorporation of the Company filed October 24, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-12669, dated October 28, 2014).

3.2	Articles of Amendment, dated October 25, 2017, to the Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 26, 2017).

Exhibit No.	Exhibit

3.3	Articles of Amendment effective June 7, 2020, to the Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 8, 2020).

3.4	Articles of Amendment dated November 19, 2020, to the Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 dated November 30, 2020).

3.5	Articles of Amendment dated September 1, 2021, to the Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 3, 2021).

3.6	Amended and Restated Bylaws of SouthState Corporation dated February 24, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated February 24, 2022).

3.7	Amended and Restated Bylaws of SouthState Corporation dated May 26, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 31, 2022).

3.8	Amended and Restated Bylaws of SouthState Corporation dated April 26, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated August 4, 2023).

4.1	Specimen SouthState Corporation Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated February 27, 2015).

4.2	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.3	Form of Collateral Agreement.*

4.4	Form of Warrant.*

4.5	Form of Rights Agreement.*

4.6	Form of Depositary Agreement for Depositary Preferred Stock.*

4.7	Form of Depositary Receipt.*

4.8	Form of Indenture for Senior Debt Securities.**

4.9	Form of Note for Senior Debt Securities.*

4.10	Form of Indenture for Subordinated Debt Securities.**

4.11	Form of Note for Subordinated Debt Securities.*

5.1	Opinion of Davis Polk & Wardwell LLP.**

5.2	Opinion of V. Nicole Comer, Senior Vice President and Deputy General Counsel.**

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).**

23.2	Consent of V. Nicole Comer, Senior Vice President and Deputy General Counsel (included in Exhibit 5.2).**

23.3	Consent of Ernst & Young LLP.**

23.4	Consent of Forvis Mazars, LLP **

Exhibit No.	Exhibit

23.5	Consent of RSM US LLP.**

24.1	Powers of Attorney (included on the signature page of this registration statement).**

25.1	Form T-1 Statement of Eligibility of a trustee under the Senior Indenture.†

25.2	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association to act as trustee under the Subordinated Indenture.**

107	Calculation of Filing Fee Tables**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

†	To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, SouthState Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Winter Haven, State of Florida, on June 10, 2025.

SOUTHSTATE CORPORATION

By:	/s/ John C. Corbett
	Name:	John C. Corbett
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John C. Corbett and William E. Matthews, V his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2025.

Signature	Capacity

/s/ John C. Corbett	Chief Executive Officer and Director
John C. Corbett	(Principal Executive Officer)

/s/ William E. Matthews, V	Senior Executive Vice President and Chief Financial Officer
William E. Matthews, V	(Principal Financial Officer)

/s/ Sara G. Arana	Executive Vice President and Principal Accounting Officer
Sara G. Arana	(Principal Accounting Officer)

/s/ David R. Brooks	Director
David R. Brooks

/s/ Ronald M. Cofield, Sr.	Director
Ronald M. Cofield, Sr.

/s/ Shantella E. Cooper	Director
Shantella E. Cooper

/s/ Martin B. Davis	Director
Martin B. Davis

/s/ Janet P. Froetscher	Director
Janet P. Froetscher

/s/ Douglas J. Hertz	Independent Chairman of the Board of Directors
Douglas J. Hertz

/s/ Merriann Metz	Director
Merriann Metz

/s/ G. Ruffner Page, Jr.	Director
G. Ruffner Page, Jr.

/s/ William Knox Pou, Jr.	Director
William Knox Pou, Jr.

/s/ James W. Roquemore	Director
James W. Roquemore

/s/ David G. Salyers	Director
David G. Salyers

/s/ G. Stacy Smith	Director
G. Stacy Smith

/s/ Joshua A. Snively	Director
Joshua A. Snively